EXHIBIT 10.34


                              CONSULTING AGREEMENT

         This Consulting Agreement (this "AGREEMENT") is made and entered as of the "Effective Date" set forth below, by and between Tag-It Pacific, Inc., a Delaware corporation (the "COMPANY"), and the "Consultant" set forth below.

                  Effective Date:   April 1, 2007

                  Name:             Colin Dyne ("CONSULTANT")

                                    6205 Busch Drive

                                    Malibu,Ca  90265

1.       ENGAGEMENT AND SERVICES.

         1.1 ENGAGEMENT. Commencing on the Effective Date, the Company hereby engages Consultant, and Consultant hereby accepts such engagement to render services to Company, upon the terms and subject to the conditions set forth in this Agreement. Prior to the Effective Date, Consultant has served as the Company's Vice Chairman.

         1.2 TERM OF THE AGREEMENT. The term of this Agreement (the "TERM") shall commence upon the Effective Date and shall terminate November 30, 2008 (the "TERMINATION DATE"), unless sooner terminated as provided herein.

         1.3      SERVICES TO BE PROVIDED BY CONSULTANT.

                  (a) SCOPE, RESPONSIBILITIES AND DUTIES. Consultant agrees to provide the services listed in the attached EXHIBIT A (hereinafter referred to as the "SERVICES"). Consultant may determine the manner, method and means by which the Services will be provided and, except for meetings to be held at the Company's premises or as relating to litigation involving the Company, all as described on EXHIBIT A, Consultant may perform the Services at a location other than the Company's premises.

                  (b) NON-EXCLUSIVITY. Subject to the provisions of SECTIONS 6 AND 7 below, Consultant by reason of the obligations ascribed to it hereunder, shall not be required to devote full time or any specific amount of time to the affairs of the Company, and Consultant may accept other engagements and perform services for others, PROVIDED, HOWEVER, that during the Term, Consultant shall devote the time necessary to fully and diligently perform the Services and Consultant shall not provide any consulting services to any other business or enterprise that either (a) manufactures apparel trim products, including tags, trim, zippers or waist bands, or (b) develops, licenses distributes or otherwise deals in apparel related software or other technology related products or services.

         1.4 BOARD OF DIRECTORS. Consultant will remain on the Company's Board of Directors; however, Consultant will not be compensated as an outside director by the Company during the Term or for so long as he otherwise remains a consultant to the Company, provided, however that this Section 1.4 shall not serve to preclude Consultant's potential eligibility as a member of the Board of Directors of the Company to receive stock option grants that may be granted pursuant to the Company's employee option plan if and when such options are approved by the Board of Directors.

2. COMPENSATION. As sole compensation for the Services to be provided by Consultant to the Company, the Company shall pay Consultant in accordance with the terms and conditions set forth on the attached EXHIBIT B. Consultant's compensation shall include and Consultant shall be responsible for the payment of all federal, state and local taxes of any kind which are attributable to the compensation he receives. To the extent the Company determines that may be required to withhold income or other taxes from the compensation paid to Consultant, it shall have the right to do so.

3.       EXPENSES/PERSONAL NOTE.

         3.1 Upon receipt of itemized vouchers, expense account reports and supporting documents submitted to the Company in accordance with the Company's procedures then in effect, the Company shall reimburse Consultant for all reasonable and necessary business expenses incurred ordinarily and necessarily by Consultant in connection with the performance of Consultant's duties hereunder.

         3.2 In the event that the Company incurs any unauthorized or personal expenses on behalf of Consultant, and such expenses are not repaid by Consultant within 30 days of presentation therefore, the Company shall have a right to offset immediately such amounts against amounts payable hereunder. Any off set amounts shall be detailed in writing and provided by the Company to the Consultant. Should the sums incurred by the Company on behalf of the Consultant for any unauthorized or personal expenses exceed, in any given period or at the end of the term, the amount owed to the Consultant; the Consultant will immediately repay the Company all such sums due to the company in cash.

4. TERMINATION OF ENGAGEMENT. Consultant's engagement pursuant to this Agreement may be terminated by a party if the other party is in material breach of this Agreement and such breach is not cured within fifteen (15) days following written notice thereof. In addition, after six (6) months, Consultant shall have the right to terminate this Agreement without cause upon 30 days' written notice to Company. Should Consultant exercise this right, he shall be paid through the end of the 30 day notice period. Similarly, Company shall have the right to terminate this Agreement without cause upon 30 days' written notice to Consultant. Should Company exercise this right, Consultant shall be paid the full balance owing on this Agreement, and shall not have any further obligation to provide consulting services.

5. CONFIDENTIALITY. Consultant shall maintain the confidentiality of all Company's confidential business information and trade secrets as defined by California's Uniform Trade Secrets Act. This provision shall survive the expiration of this Agreement. In addition, simultaneous with the execution of this Agreement, and as a condition to Company's obligation under this Agreement, Consultant shall enter into the agreement attached hereto as EXHIBIT C.


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


6. BUSINESS OPPORTUNITIES. Consultant covenants and agrees that for so long as he is engaged by the Company, Consultant will not, without the prior written consent of the Company (which consent may be withheld by the Company in the exercise of its sole discretion), engage, directly or indirectly, in any business, venture or activity that (a) manufactures apparel trim products, including tags, trims, zippers or waistbands for sale to apparel companies, (b) as its primary business manufactures apparel trim products, including tags, trims, zippers or waistbands, (c) develops, licenses distributes or otherwise deals in apparel related software for sale to apparel companies, or (d) as its primary business, develops, licenses distributes or otherwise deals in apparel related software. Consultant further covenants and agrees that if Consultant ever engages in any such business, venture or activity in contravention of this
SECTION 6 any and all gross profits, compensation, rents and other income or gain (computed without reduction for the value of the services performed by the Company, if any) derived by Consultant in connection therewith shall be held by Consultant for the benefit of the Company and the affiliates thereof, and shall be remitted to the Company upon demand.

7. NON-SOLICITATION AND NONINTERFERENCE COVENANT. During the Term and for a period of twelve (12) months thereafter, Consultant shall not, directly or indirectly, (a) induce or attempt to induce any employee or consultant of the Company to leave the employ of the Company or in any way interfere adversely with the relationship between any such employee or consultant and the Company,
(b) induce or attempt to induce any employee or consultant of the Company to work for, render services or provide advice to or supply confidential business information or trade secrets of the Company to any third person, firm or corporation or (c) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company to cease doing business with the Company, or change how it does business with the Company in a manner that is adverse to the Company, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor or other business relation and the Company.

8. INJUNCTIVE RELIEF. Consultant hereby recognizes, acknowledges and agrees that in the event of any breach by Consultant of any of his covenants, agreements, duties or obligations contained in SECTIONS 5 THROUGH 7 of this Agreement, the Company would suffer great and irreparable harm, injury and damage, the Company would encounter extreme difficulty in attempting to prove the actual amount of damages suffered by the Company as a result of such breach, and the Company would not be reasonably or adequately compensated in damages in any action at law. Consultant therefore covenants and agrees that, in addition to any other remedy the Company may have at law, in equity, by statute or otherwise, in the event of any breach by Consultant of any of his covenants, agreements, duties or obligations contained in SECTIONS 5 THROUGH 7 of this Agreement, the Company shall be entitled to seek and receive temporary, preliminary and permanent injunctive and other equitable relief from any court of competent jurisdiction to enforce any of the rights of the Company, or any of the covenants, agreements, duties or obligations of Consultant hereunder, and/or otherwise to prevent the violation of any of the terms or provisions hereof, all without the necessity of proving the amount of any actual damage to the Company or any affiliate thereof resulting therefrom; provided, however, that nothing contained in this SECTION 8 shall be deemed or construed in any manner whatsoever as a waiver by the Company of any of the rights which the Company may have against Consultant at law, in equity, by statute or otherwise arising out of, in connection with or resulting from the breach by Consultant of any of his covenants, agreements, duties or obligations hereunder.

9.       RELEASE.

         9.1 In exchange for receipt of the consideration provided for in this Agreement, Consultant, on his own behalf, and for Consultant's heirs, executors, administrators, successors, and assigns, does hereby fully and forever release and discharge the Company and its related entities, and their shareholders, employees and former employees, agents, directors, officers, attorneys, predecessors, successors, assigns, heirs, executors, administrators, and all other persons, firms, corporations, associations, partnerships, or entities having any legal relationship to any of them, of and from any and all claims, demands, causes of action, charges and grievances, of whatever kind or nature relating to any compensation or other consideration owed or owing by the Company to Consultant arising out of or are in any way connected with Consultant's prior employment with the Company or other provision of services to the Company, whether known or unknown, suspected or unsuspected (collectively, "CLAIMS"), which Consultant now owns or holds or has at any time before the date of his resignation owned or held against any of them, including, but not limited to, any and all claims, charges, demands and causes of action: (1) which are alleged in, set forth in, arise out of, or are in any way connected with any transactions, occurrences, acts or omissions or claims, including without limitation any claims for compensation, benefits, incentive equity, stock options, or otherwise; or (2); any claim for wages, benefits, salary, commissions or bonuses. Consultant hereby acknowledges and knowingly, freely and voluntarily waives the benefits of California Civil Code Section 1542, which provides:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

Consultant expressly acknowledges that such party's release herein is also intended to include in its effect, without limitation, all Claims that such party does not know or expect to exist in such party's favor at the time of execution of this Agreement, and that such party's release herein contemplates extinguishing all of these Claims.

EXCLUDED ITEMS. Consultant and Company acknowledge and agree that: (1) their respective rights, duties, and obligations under this Agreement, the Promissory Note, and Exhibit C hereto are specifically excluded from the scope of the release contained above in SECTION 9.1 hereof; and (2) their respective covenants, agreements, acknowledgements and warranties contained in this Agreement will survive the execution and delivery of this Agreement.

COVENANT NOT TO SUE. Consultant agrees and covenants never to (directly or indirectly) participate in, or file or facilitate, any lawsuit, arbitration proceeding or any other administrative proceeding against Company for any Claims of whatever kind and character released and discharged pursuant to or under this Agreement. Company agrees and covenants never to (directly or indirectly) participate in, or file or facilitate, any lawsuit, arbitration proceeding or any other administrative proceeding against Consultant for any Claims of whatever kind and character released and discharged pursuant to or under this Agreement.

None of the releases set forth above is intended to, nor shall they, affect any right or claim of Consultant for indemnification from the Company pursuant to the Company's Certificate of Incorporation or bylaws for claims by third parties arising from his service as an officer or director of the Company.

10. INDEPENDENT CONTRACTOR; DAMAGES; THIRD PARTY AGREEMENTS; TAXES. Consultant is and shall be deemed to be an independent contractor of Company and nothing contained herein shall be deemed to constitute a partnership between or a joint venture by the parties hereto, or constitute either party the employee or agent of the other. Company shall not be responsible for any damage to or loss of any equipment belonging to Consultant which may occur in the course of the performance of the Services. Consultant acknowledges that nothing in this Agreement gives Consultant the right to bind or commit Company to any agreements with any third parties. This Agreement is not for the benefit of any third party and shall not be deemed to give any right or remedy to any such party whether referred to herein or not. Furthermore, Consultant warrants and represents that Consultant is solely liable for and shall pay all applicable federal, state and/or local taxes on all amounts earned pursuant to this Agreement. Consultant further agrees to indemnify, defend (with counsel acceptable to Company) and hold harmless Company, and its licensees, employees, agents, successors and assigns from and against any and all liability (including attorneys' fees) which it or they may incur regarding the payment of taxes for Consultant's services. Consultant will indemnify and hold Company, its licensees, employees, agents, successors and assigns from and against any and all claims, actions, losses, damages and expenses (including attorneys' fees) arising out of or caused by a breach or threatened breach of any of Consultant's representations, warranties, undertakings or agreements hereunder.

11.      MISCELLANEOUS.

         11.1 NOTICES. All notices, requests and other communications (collectively, "NOTICES") given pursuant to this Agreement shall be in writing, and shall be delivered by personal service or by United States first class, registered or certified mail (return receipt requested), postage prepaid, addressed to the party at the address set forth below:

         If to Company:

                       Tag-It Pacific, Inc.
                       21900 Burbank Boulevard, Suite 270
                       Woodland Hills, CA 91367

         If to Consultant, at the address set forth on the first page of this Agreement.

         Any Notice shall be deemed duly given when received by the addressee thereof, provided that any Notice sent by registered or certified mail shall be deemed to have been duly given five days from date of deposit in the mails, unless sooner received. Either party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this section.

         11.2 ENTIRE AGREEMENT. This Agreement contains the sole and entire agreement and understanding of the parties with respect to the entire subject matter hereof, and any and all prior agreements, discussions, negotiations, commitments and understandings, whether oral or otherwise, related to the subject matter hereof are hereby merged herein. No representations, oral or otherwise, express or implied, other than those contained in this Agreement have been relied upon by any party to this Agreement.

         11.3 ATTORNEYS' FEES. If any action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a default in the performance by any party of its obligations under this Agreement, the prevailing party shall recover all of such party's costs and reasonable attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

         11.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, UNITED STATES OF AMERICA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

         11.5 CAPTIONS. The various captions of this Agreement are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

         11.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.7 BUSINESS DAY. If the last day permissible for delivery of any Notice under any provision of this Agreement, or for the performance of any obligation under this Agreement, shall be other than a business day, such last day for such Notice or performance shall be extended to the next following business day (provided, however, under no circumstances shall this provision be construed to extend the date of termination of this Agreement).

         11.8 OTHER. This agreement does not affect the existing agreements and obligations between the company and consultant relating to indemnity and defense obligations, or any stock option agreements (where Consultant's continued service as a director and or consultant will be considered to be continued employment for purposes of all option agreements).

         11.9 SURVIVAL. SECTIONS 4, 5, 6, 7, 8, 9, 10 AND 11, AND EXHIBIT C HERETO, and any other provision hereof specifying an obligation or a right of a party after the termination of Consultant's services or this Agreement, for any reason whatsoever, shall survive such termination and shall remain in full force and effect.


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


         11.10 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


Company:                                          Consultant:

TAG-IT PACIFIC, INC.

By:      /S/ STEPHEN FORTE                        /S/ COLIN DYNE
         -----------------------------------      ------------------------------
         Stephen Forte                            Colin Dyne
Title:   Chief Executive Officer


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


                                    EXHIBIT A

                                    SERVICES

Consultant shall assist the Company in it developing and implementing strategic initiatives and in consultation with the Company's Chief Executive Officer and Board of Directors. Consultant will report to the Chief Executive Officer.

In addition, Consultant agrees that he will make himself available, as may be reasonably requested from time to time by the Company, in connection with any litigation involving the Company in connection with which Consultant may be required to provide depositions, serve as a witness, or otherwise cooperate. Such obligations shall include, without limitation, any travel required to attend depositions and/or provide testimony as a witness

Consultant agrees to travel as reasonably required in performing Services, to the extent requested by the Company.

Consultant agrees to attend in person meetings with Company management at the Company's premises in Woodland Hills, California, or such other premises in Los Angeles County, California, as reasonably requested by the company


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


                                    EXHIBIT B

                                  COMPENSATION

CONSULTING FEE

As of the Effective Date, Consultant's all-inclusive compensation will be $25,000 per month payable monthly.


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


                                    EXHIBIT C

                            ACKNOWLEDGEMENT REGARDING
                     PROPRIETARY INFORMATION AND INVENTIONS

         This acknowledgement is being presented to you as a requirement for you to work with or for TAG-IT PACIFIC, INC. and/or its subsidiaries. This is an important legal document that affects your rights, and you should read it carefully and be sure you understand it thoroughly before signing. You are referred to in this document as "YOU," and TAG-IT PACIFIC, INC. and its subsidiaries is referred to as the "COMPANY." The effective date of this document is the date set forth below your signature.

         As you know, the Company is engaged in the design and manufacture of apparel trim products, including tags, trims, zippers or waistbands, and develops, licenses distributes or otherwise deals in apparel related software (the "Business"). You are being asked to sign this document either because you are or will be an employee of the Company or its subsidiaries, or because your services are being provided to the Company as an independent contractor. This document will continue to apply to you despite your termination as an independent contractor and/or subsequent employment as a direct employee of the Company. In either of those capacities, it is likely that you have been and/or will be exposed to information that the Company considers being confidential. Like all well-run companies, the Company requires that you sign this document to protect the rights of the Company in their intellectual property.

         There are a number of terms used in this document that are capitalized. Those terms have a specific meaning, and they are defined at the end of this document.

         By signing this document, you and the Company agree as follows:

OWNERSHIP OF INVENTIONS AND WORKS.

         As between you on the one hand, and the Company on the other hand, you agree that anything you produce while you are Employed by the Company, including periods prior to the date hereof during which you have been Employed by the Company, is, and has been, the sole and exclusive property of the Company, including everything that is defined in this document as Confidential Information, Inventions and Works, Materials and Proprietary Rights.

         Under the United States Copyright Act, there are specific rules that apply to any tangible expression (i.e., a writing, computer program, script, treatment, CD-ROM, etc.) of anything you produce in connection with your Employment. Consequently, as between you on the one hand, and the Company on the other hand, you also agree that any tangible expression of anything you produce while you are Employed by the Company was developed, made or invented exclusively for the benefit of and is the sole and exclusive property of the Company or their respective successors and assigns as "works for hire" under the United States Copyright Act (Section 201 of Title 17 of the United States Code), including everything that is defined in this document as Confidential Information, Inventions and Works, Materials and Proprietary Rights.

         If any Confidential Information, Inventions and Works, Materials or Proprietary Rights are determined not to be a "work for hire," you agree to assign, and do hereby irrevocably assign, to the Company all of your right, title and interest in and to such Confidential Information, Inventions and Works, Materials or Proprietary Rights. If the Company should require any reasonable assistance from you in connection with any of the agreement made above, including the execution of documents or instruments which the Company may require to effect your assignment of rights, or in applying for and obtaining both domestic and foreign patents, as the case may be, you agree to render such assistance. If there are any expenses incurred in connection with your assistance, the Company will pay for them.

CONFIDENTIALITY.

         You agree that you will not directly or indirectly disclose or permit access to any portion of the Company's Confidential Information (including any facilities, apparatus or equipment which embody or use all or any portion of the Confidential Information), without the written consent of the Company, except under circumstances where you are acting on express instructions from the Company. You also agree that you will not, directly or indirectly, use or exploit any Confidential Information to induce or attempt to induce any person or entity to cease doing business or not to commence doing business with the Company, or to solicit or assist in the solicitation of the business of any customer for any products or services competing with those products and services offered and sold by the Company.

         Additionally, you agree that you will return to the Company, all Confidential Information in your possession or control upon a request to do so.

DISCLOSURE REQUIREMENTS.

         In order to avoid any ambiguity in connection with the creation of any Invention and Work, you agree that prior to signing this document, you will disclose in writing to the Company complete details on any work, invention or creation that you believe you have devised, developed, designed, discovered or reduced to practice prior to the time you were Employed by the Company. Your disclosure will include complete details on any Patent that is applied for by, or issued to you or any copyright registration that is filed by you. Similarly, so as to avoid any potential liability of the Company for your prior actions, you agree that prior to signing this document, you will disclose in writing complete details concerning any confidentiality, non-disclosure, non-solicitation, non-competition or similar agreement with any former employer.

MISCELLANEOUS.

         This document will be interpreted under California law as applied to residents of California entering into contracts within the State of California. If any part of this document is or becomes invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remainder of this document shall not be affected. If the Company waives or fails to enforce any breach of any provision of this document, it shall not operate or be construed as a waiver of any prior or subsequent breach, and the Company could enforce against you any other provision of this document. If your Employment with the Company ends, the Company may, without notifying you, notify any of your subsequent employers of your continuing obligations under this document. This document contains our entire agreement with respect to the subject matter of this document.


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


DEFINITIONS.

         For the purpose of this document, the following terms have the following definitions:

"CONFIDENTIAL INFORMATION" means all information which is or has been compiled, devised, developed, discovered or otherwise learned of by you while you are Employed by the Company, to the extent that such information relates to the Company or any of its affiliated entities. Without limiting the generality of the foregoing, Confidential Information includes information included within or relating to any Inventions and Works, trade secrets, products or services, finances, business plans, marketing plans, manufacturing methods, legal affairs, suppliers, customers, potential customers, prospects, opportunities, contracts or assets of the Company or any of its affiliates; provided, however, that any such information which is generally known to the public or which may be obtained by a reasonably diligent businessperson without material cost or effort from trade publications or other readily available and public sources of information shall not be deemed to be Confidential Information, unless such information was first published in breach or in violation of a confidentiality or similar agreement, including this document. Confidential Information also includes any information made available to the Company by their respective clients or other third parties and which they are obligated to keep confidential.

"EMPLOYED" or "EMPLOYMENT" means being retained by the Company to provide services to the Company, whether as a direct employee, independent contractor, advisor, member of the Company's board of directors, or in any other manner.

"INVENTIONS AND WORKS" means any work, invention or creation that is devised, developed, designed, discovered or reduced to practice by you at any time while you are or have been Employed by the Company, including, without limitation any and all (i) works of authorship, concepts, algorithms, software, computer programs, designs, flowcharts, schematics, techniques, know-how, methods, processes, procedures, improvements, hardware, products, devices, discoveries or inventions, whether or not patentable or copyrightable, and whether or not reduced to practice; or (ii) translations, modifications, derivations, corrections, additions, extensions, upgrades, improvements, compilations, abridgments, or other form in which, you may directly or indirectly recast, transform or adapt any of the foregoing; provided, that an Invention and Work shall not include any work, invention or creation that fully qualifies under California Labor Code Section 2870, which provides that any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information, except for those inventions that either: (1) relate, at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or (2) result from any work performed by the employee for the employer.

"MATERIALS" means any product, prototype, sample, model, photograph or picture, document, instrument, sketch, drawing, design note, recording, report, plan, proposal, specification, manual, tape, and all reproductions, copies or facsimiles thereof, or any other tangible item which in


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


whole  or  in  part  contains,  embodies  or  manifests,   whether  in  printed,
handwritten,   coded,   magnetic,   digital  or  other  form,  any  Confidential
Information or Inventions and Works.

"PATENTS" means (i) the patent rights in patents and patent applications, industrial design registrations, certificates of invention, patent disclosures and the inventions covered thereby, including, without limitation, the exclusive right to make, use and sell the subject inventions, (ii) any reexaminations, reissues, renewals or extensions of any and all of the foregoing patents or patent applications, and (iii) foreign counterparts of any and all of the foregoing, in each such case.

"PROPRIETARY RIGHT" means any Patent, copyright, trade secret, name, mark, design, slogan, catch phrase or other trademark, or any other protected intellectual property right in any Confidential Information, Inventions and/or Works or Material.


         By signing in the space below, you are agreeing with the Company that you have read and understand this document, and agree to its terms.


TAG-IT PACIFIC, INC.                             COLIN DYNE

By:      /S/ STEPHEN FORTE                       By:      /S/ COLIN DYNE
         ----------------------------                     ----------------------
Name:    Stephen Forte                           Name:    Colin Dyne
Title:   Chief Executive Officer


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